                                   ARIBA, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 JANUARY 1, 2000


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
1.     Registration Rights.......................................................................................1
       1.1    Definitions........................................................................................1
       1.2    Form S-3 Registration..............................................................................2
       1.3    Obligations of the Company.........................................................................3
       1.4    Furnish Information................................................................................4
       1.5    Delay of Registration..............................................................................5
       1.6    Indemnification....................................................................................5
       1.7    Reports under Securities Exchange Act of 1934......................................................7
       1.8    Assignment of Registration Rights..................................................................7
       1.9    Termination of Registration Rights.................................................................8

2.     Covenants of the Company..................................................................................8
       2.1    Election of Director...............................................................................8
       2.2    Take Along.........................................................................................8

3.     Ownership and Control Restrictions........................................................................9
       3.1    Standstill Agreement...............................................................................9
       3.2    Acts in Concert with Others........................................................................9
       3.3    Agreement to Vote on Certain Matters...............................................................9
       3.4    Termination........................................................................................9

4.     Miscellaneous.............................................................................................9
       4.1    Successors and Assigns.............................................................................9
       4.2    Governing Law.....................................................................................10
       4.3    Counterparts......................................................................................10
       4.4    Titles and Subtitles..............................................................................10
       4.5    Notices...........................................................................................10
       4.6    Expenses..........................................................................................10
       4.7    Amendments and Waivers............................................................................10
       4.8    Severability......................................................................................10
       4.9    Aggregation of Stock..............................................................................10
       4.10   Entire Agreement..................................................................................11


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT is made as of January 1, 2000, by and between Ariba, Inc., a Delaware corporation (the "Company"), and EDS CoNext, Inc., a Delaware corporation ("EDS CoNext").

                                    RECITALS

                  WHEREAS, EDS CoNext and the Company are party to an Alliance Agreement dated December 31, 1999 (the "Alliance Agreement"), pursuant to which the Company issued the Ariba Warrants (as defined herein) to EDS CoNext and EDS CoNext issued the EDS CoNext Warrants (as defined herein) to the Company; and

                  WHEREAS, EDS CoNext and the Company desire that EDS CoNext and its assignees have certain rights to require the Company to register the resale of the shares of Common Stock of the Company that are issued upon exercise of the Ariba Warrants or delivered to EDS CoNext in connection with the exercise by the Company of the EDS CoNext Warrants.

                  NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

      1.    REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

            1.1 DEFINITIONS. For purposes of this Section 1:

                  (a) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (b) The term "Act" means the Securities Act of 1933, as amended.

                  (c) The term "Ariba Warrants" shall mean the Ariba Class A Warrants, the Ariba Class B Warrants, the Ariba Class C Warrants and the Ariba Class D Warrants, each as issued to EDS CoNext pursuant to the Alliance Agreement.

                  (d) The term "Common Stock" means the Company's Common Stock, $.002 par value, that the Company may be authorized to issue from time to time and any other securities into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

                  (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

                  (f) The term "Holder" means EDS CoNext or any assignee thereof in accordance with Section 1.8 hereof.

                  (g) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (h) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon the cashless exercise of the Ariba Warrants, (ii) any Common Stock issued and transferred by the Company to EDS CoNext in connection with the exercise of the EDS CoNext Warrants and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                  (i) The number of shares of "Registrable Securities then outstanding" shall include the number of shares of Common Stock issuable or issued upon the cashless exercise of then exercisable Ariba Warrants.

                  (j) The term "EDS CoNext Warrants" shall mean the EDS CoNext Class A Warrant and the EDS CoNext Class B Warrant, each as issued to the Company pursuant to the Alliance Agreement.

                  (k) The term "SEC" shall mean the Securities and Exchange Commission.

            1.2 FORM S-3 REGISTRATION. In case the Company shall receive from the Holders of a majority of the Registrable Securities then outstanding a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

registration, propose to sell Registrable Securities and such other securities (if any) which constitute less than [*] of the issued and outstanding shares of Common Stock unless such Registrable Securities consist of shares of Common Stock which have been issued and delivered to EDS CoNext during the preceding twelve (12) months in exercise of EDS CoNext Warrants;
(3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.2; provided, however, that the Company shall not utilize this right more than twice in any twelve (12) month period; (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; (5) if the Company has, within the [*] period preceding the date of such request, already effected [*] of From S-3 for the Holders pursuant to this Section 1.2; (6) if all Registrable Securities proposed to be sold under the Form S-3 may be sold under Rule 144(k); or (7) at any time prior to the [*] anniversary of the date of this Agreement.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of a majority of the Holders. All expenses other than underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 1.2, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata).

            1.3 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to forty-five (45) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that the Company shall have the right to notify the Holders that all offers and sales under such registration statement must be suspended for a period of not more than sixty
(60) days in which case the Company will keep such registration statement effective for an additional period of time equal to the suspension period.


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

            1.5 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that, in no event shall any indemnity under this subsection 1.6(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

                  (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.7 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

            1.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

            1.9 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 at such time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.

      2.    COVENANTS OF THE COMPANY.

            2.1 ELECTION OF DIRECTOR. The Company shall use commercially reasonable efforts to cause its Board of Directors to designate one member of the Company's Board of Directors nominated by EDS CoNext, which nominee shall be acceptable to the Company at its sole discretion, so long as either:

                  (a) EDS CoNext holds shares of Common Stock, which shares shall include the number of shares of Common Stock that could be issued after giving effect to the cashless exercise of vested and exercisable Ariba Warrants, constituting greater than [*] of the issued and outstanding shares of Common Stock, calculated using the treasury stock method, or

                  (b) the Company holds shares of EDS CoNext's common stock, which shares shall include the maximum number of shares of EDS CoNext's common stock issuable upon the exercise of vested and exercisable EDS CoNext Warrants, constituting greater than [*] of the issued and outstanding shares of EDS CoNext's common stock, calculated using the treasury stock method.

EDS CoNext shall also be entitled to require that the director designated by it pursuant to this Section 2.1 be removed or replaced by another designee of EDS CoNext (which designee is acceptable to the Company at its sole discretion).

         2.2 TAKE ALONG. If the Company enters into a merger or other agreement pursuant to which all of the shares of Common Stock shall be acquired by a third party, each Holder shall be obligated to, and shall (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party, all of his shares of Common Stock in the same transaction at the closing thereof (and will deliver certificates for all of his shares of Common Stock at the closing, free and clear of all claims, liens and encumbrances), and each Holder shall receive the same consideration per share of Common Stock upon such sale as the other shareholders of the Common Stock and (ii) if shareholder approval of the transaction is required, vote his shares of Common Stock in favor thereof.


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

      3.    OWNERSHIP AND CONTROL RESTRICTIONS.

            3.1 STANDSTILL AGREEMENT. Notwithstanding any other provision of this Agreement, without the approval of the Board of Directors of the Company, neither a Holder, nor any affiliated entities, will acquire beneficial ownership (which term shall include for the purposes of this Agreement, without limitation, direct or indirect ownership or any direct or indirect ability to influence voting) of any securities of the Company entitled to vote with respect to the election of any directors of the company ("Voting Securities"), any security convertible into, exchangeable for or exercisable for, or that may become, any Voting Securities, or any other right to acquire Voting Securities (such Voting Securities and rights to acquire Voting Securities are collectively referred to herein as "Securities"); PROVIDED, HOWEVER, that this Section 3.1 shall not prevent a Holder from acquiring shares of Common Stock issuable upon the exercise of the Ariba Warrants.

            3.2 ACTS IN CONCERT WITH OTHERS. Neither a Holder nor any affiliated entities will join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with, any third person, for the purpose of acquiring, holding, voting or disposing of Securities.

            3.3 AGREEMENT TO VOTE ON CERTAIN MATTERS. Each Holder shall take such actions as may be required that all Voting Securities beneficially owned by such Holder are voted in favor of all matters approved by the Board of Directors of the Company and put to a vote of the stockholders at all meetings of stockholders of the Company. Furthermore, each Holder, as holders of shares of Voting Securities, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all shares of Voting Securities beneficially owned by the Holders may be counted for purposes of determining the presence of a quorum at such meetings. No Holder shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities.

            3.4 TERMINATION. The provisions of this Section 3 shall terminate when the Alliance Agreement is terminated.

      4.    MISCELLANEOUS.

            4.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

            4.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

            4.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            4.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            4.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon delivery by nationally recognized overnight courier service addressed to the party to be notified at the address indicated for such party on the signature page hereof or (iii) upon delivery by facsimile transmission to the party to be notified at the facsimile number indicated for such party on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

            4.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            4.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

            4.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            4.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

            4.10 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                          *      *      *      *      *
                            (Signature pages follow)


* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

                          REGISTRATION RIGHTS AGREEMENT

                           COUNTERPART SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

         ARIBA, INC.
         1565 Charleston Road
         Mountain View, California 94043


         By: /s/ Edward P. Kinsey
            -------------------------------
         Name: E. Kinsey
              -----------------------------
         Title: EVP, CFO
               ----------------------------

         Facsimile:
                   ------------------------

* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.

                          REGISTRATION RIGHTS AGREEMENT

                           COUNTERPART SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

         EDS CONEXT, INC.
         222 West Adams
         Chicago, Illinois 60606

         By: /s/ Richard deNey
            -------------------------------
         Name: Richard L. deNey
              -----------------------------
         Title: President
               ----------------------------

         Facsimile:
                   ------------------------

* Represents confidential information for which Ariba, Incorporated is seeking confidential treatment with the Securities and Exchange Commission.